Exhibit 99.1

Horizon Therapeutics plc Reports Fourth-Quarter and Full-Year 2019

Financial Results; Announces Full-Year 2020 Guidance

— Record Fourth-Quarter 2019 Net Sales of $363.5 Million

Driven by 14 Percent Growth in the Orphan and Rheumatology Segment;

Fourth-Quarter 2019 GAAP Net Income of $592.8 Million; Adjusted EBITDA of $139.9 Million —

— Record Full-Year 2019 Net Sales of $1.30 Billion Driven by 32 Percent Growth in KRYSTEXXA®;

Full-Year 2019 GAAP Net Income of $573.0 Million; Record Adjusted EBITDA of $482.8 Million —

— Full-Year 2020 Net Sales Guidance of $1.40 Billion to $1.42 Billion;

Full-Year 2020 Adjusted EBITDA Guidance of $485 Million to $500 Million, Reflecting Significant Investment in U.S. Launch of TEPEZZA™ and R&D Pipeline Programs to Drive Long-Term Growth —

— TEPEZZA Approved for the Treatment of Thyroid Eye Disease (TED) on Jan. 21, 2020 —

— Announced KRYSTEXXA Immunomodulation MIRROR Open-Label Trial Top-line Data;

79 Percent of Patients Achieved a Complete Response, Supporting KRYSTEXXA Immunomodulation Strategy to Optimize Treatment Outcomes —

— Increased Peak U.S. Annual Net Sales Expectations for Growth Drivers

KRYSTEXXA and TEPEZZA to More Than $1 Billion Each —

— Cash Position of $1.076 Billion; Net Leverage of 0.7 Times as of Dec. 31, 2019 —

DUBLIN – Feb. 26, 2020 – Horizon Therapeutics plc (Nasdaq: HZNP) today announced its fourth-quarter and full-year 2019 financial results and provided its full-year 2020 net sales and adjusted EBITDA guidance.

“The fourth quarter capped off another year of tremendous progress at Horizon, marked by the achievement of several important milestones,” said Timothy Walbert, chairman, president and chief executive officer, Horizon. “We are in our strongest position ever as a company, entering 2020 with FDA approval of TEPEZZA, the first and only medicine approved for the treatment of thyroid eye disease. We continue to see strong growth for KRYSTEXXA, the only approved medicine for uncontrolled gout, particularly following the significantly higher complete response rate demonstrated when used in combination with methotrexate. With the excellent growth potential we see for both TEPEZZA and KRYSTEXXA, we recently increased our peak U.S. net sales expectations to more than $1 billion for each medicine. We remain focused on optimizing the benefits our medicines provide patients and driving value for our shareholders.”

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Financial Highlights

(in millions except for per share amounts and percentages)	Q4 19	Q4 18	% Change	FY 19	FY 18	% Change
Net sales	$363.5	$355.5	2	$1,300.0	$1,207.6	8
Net income (loss)	592.8	101.6	483	573.0	(38.4)	NM
Non-GAAP net income	116.6	116.8	—	390.2	314.7	24
Adjusted EBITDA	139.9	151.1	(7)	482.8	451.4	7

Earnings (Loss) per share - diluted	2.84	0.58	390	2.90	(0.23)	NM
Non-GAAP earnings per share - diluted	0.56	0.67	(16)	1.94	1.83	6

Fourth-Quarter and Recent Company Highlights

•

TEPEZZA Approved by FDA for the Treatment of Thyroid Eye Disease (TED): On Jan. 21, 2020, the U.S. Food and Drug Administration (FDA) approved TEPEZZA (teprotumumab-trbw) for the treatment of TED, well in advance of the Prescription Drug User Fee Act (PDUFA) action date of March 8, 2020. TEPEZZA is the first and only FDA-approved medicine for the treatment of TED, a serious, progressive and vision-threatening rare autoimmune disease.

•

The New England Journal of Medicine Published TEPEZZA’s Phase 3 Clinical Trial Data: In January 2020, the Company announced that The New England Journal of Medicine had published the comprehensive results of Phase 3 clinical trial evaluating TEPEZZA for the treatment of TED. The results from the clinical trial demonstrated that TEPEZZA provides significant improvements in proptosis (eye bulging) and diplopia (double vision) when compared to a placebo. This is one of the few clinical programs to have both its Phase 2 and Phase 3 clinical results published in The New England Journal of Medicine.

•

FDA Advisory Committee Voted Unanimously to Support the Use of TEPEZZA for TED: On Dec. 13, 2019, the Dermatologic and Ophthalmic Drug Advisory Committee (DODAC) of the FDA voted unanimously (12-0) that the potential benefits of TEPEZZA outweigh the potential risks for the treatment of TED.

•

KRYSTEXXA MIRROR Open-Label Immunomodulation Trial Demonstrated 79 Percent Complete Response Rate: In January 2020, the Company announced topline results from its MIRROR open-label trial, which evaluated the use of the immunomodulator methotrexate with KRYSTEXXA to increase the complete response rate of KRYSTEXXA. The results of the trial demonstrated that 79 percent, or 11 of 14 patients enrolled, achieved a complete response, defined as the proportion of serum uric acid (sUA) responders (sUA <6 mg/dL) at Month 6. The 79 percent response rate is nearly double the 42 percent response rate in the KRYSTEXXA Phase 3 clinical program, which evaluated KRYSTEXXA alone. The combination was also well tolerated.

•

Increased Peak U.S. Annual Net Sales Expectations for Key Growth Drivers: In January 2020, the Company announced that it increased both KRYSTEXXA and TEPEZZA peak U.S. annual net sales expectations to more than $1 billion each, from the previous expectation of more than $750 million each.

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•

Initiated PROTECT Trial Evaluating KRYSTEXXA to Improve Management of Uncontrolled Gout for Adults with a Kidney Transplant: In October 2019, the Company initiated its open-label PROTECT clinical trial evaluating the use of KRYSTEXXA in adults with uncontrolled gout who have undergone a kidney transplant. The objective of the trial is to demonstrate that KRYSTEXXA can provide effective disease control without burdening the kidneys. The randomized multicenter open-label trial is expected to enroll 20 adults with uncontrolled gout who have received a kidney transplant.

•

FDA Approved New Drug Application (NDA) for PROCYSBI® Oral Granules: In February 2020, the FDA approved PROCYSBI Delayed-Release Oral Granules in Packets for adults and children one year of age and older living with nephropathic cystinosis. This new dosage form provides another administration option for patients, in addition to the currently available PROCYSBI capsules.

•

Two New Pipeline Programs Announced: In January 2020, the Company announced two new pipeline programs expected to begin in 2020: a TEPEZZA exploratory trial in diffuse cutaneous scleroderma and a proof of concept trial evaluating the impact of administering KRYSTEXXA over a shorter infusion duration.

•

Opened New Facility in South San Francisco: In November 2019, the Company opened a new office in South San Francisco. The 20,000 square-foot facility features laboratory space that will enable formulation and process development for manufacturing, as well as bioanalytical method development and other R&D functions. The Company expects to add new positions in bioanalysis, clinical research, pharmacology, manufacturing and business development in 2020.

•

Expanding the Company’s U.S. Operations: In February 2020, the Company closed the acquisition of its new U.S. headquarters in Deerfield, Ill. In line with the Company’s significant growth over the past three years, the new location will provide the Company the flexibility to accommodate its current U.S. operations as well as its anticipated future growth.

Research and Development Programs

•

TEPEZZA Diffuse Cutaneous Scleroderma Exploratory Trial: TEPEZZA is a fully human monoclonal antibody insulin-like growth factor-1 receptor (IGF-1R) inhibitor approved by the FDA for the treatment of TED. The Company is evaluating additional indications for TEPEZZA and expects to begin an exploratory trial in 2020 in diffuse cutaneous scleroderma, a rare fibrotic disease with no treatment options.

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•

KRYSTEXXA MIRROR Randomized Clinical Trial: The Company is currently evaluating the coadministration of KRYSTEXXA with methotrexate to increase the complete response rate of KRYSTEXXA in the MIRROR placebo-controlled randomized clinical trial (RCT). The trial commenced in June 2019, and enrollment of 135 randomized patients is on track to complete mid-2020. The registrational trial is designed to enable the potential submission of results to the FDA to update the prescribing information. The MIRROR RCT follows an initial MIRROR open-label trial completed in 2019 that demonstrated a 79 percent complete response rate for patients using KRYSTEXXA with methotrexate. Methotrexate is the immunomodulator most used by rheumatologists and has been shown to reduce anti-drug antibody formation to biologic therapies when used in conjunction with these therapies.

•

KRYSTEXXA PROTECT Trial in Kidney Transplant Patients with Uncontrolled Gout: The Company is evaluating the effect of KRYSTEXXA on serum uric acid levels in kidney transplant patients with uncontrolled gout in its PROTECT clinical trial, initiated in October 2019. Kidney transplant patients have more than a tenfold increase in the prevalence of gout when compared to the general population, and literature suggests that persistently high serum uric acid levels can be associated with organ rejection. Managing uncontrolled gout is one of the most common and significant unmet needs of kidney transplant patients.

•

KRYSTEXXA Shorter-Infusion Duration Trial: The Company is initiating an open-label trial in mid-2020 to evaluate the impact of administering KRYSTEXXA over a significantly shorter infusion duration. Currently, KRYSTEXXA is infused over a two-hour or longer timeframe. A shorter infusion duration could meaningfully improve the experience and convenience for patients, physicians and sites of care.

•

Next-Generation Programs for Uncontrolled Gout: The Company is pursuing early-stage development programs for next-generation biologics for uncontrolled gout to support and sustain the Company’s market leadership in this area. These include HZN-003 and HZN-007, as well as a collaboration with HemoShear Therapeutics, LLC to discover new targets for gout.

Fourth-Quarter Financial Results

Note: For additional detail and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please refer to the tables at the end of this release.

•	Net Sales: Fourth-quarter 2019 net sales were $363.5 million, an increase of 2.3 percent.

•

Gross Profit: Under U.S. GAAP, the fourth-quarter 2019 gross profit ratio was 73.9 percent compared to 72.3 percent in the fourth quarter of 2018. The non-GAAP gross profit ratio in the fourth quarter of 2019 was 90.0 percent compared to 89.1 percent in the fourth quarter of 2018.

•

Operating Expenses: In the fourth quarter of 2019, research and development (R&D) expenses were 7.9 percent of net sales and selling, general and administrative (SG&A) expenses were 51.0 percent of net sales. Non-GAAP R&D expenses were 7.3 percent of net sales, and non-GAAP SG&A expenses were 44.3 percent of net sales.

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•

Income Tax Rate: In the fourth quarter of 2019, the Company recorded a benefit of $555.9 million primarily related to an intra-company transfer of intellectual property assets, resulting in a tax rate on a GAAP basis of negative 1,507.0 percent. On a non-GAAP basis, fourth-quarter 2019 income tax expense was $11.7 million, resulting in a non-GAAP tax rate of 9.1 percent.

•	Net Income: On a GAAP basis in the fourth quarter of 2019, net income was $592.8 million. Fourth-quarter 2019 non-GAAP net income was $116.6 million.

•	Adjusted EBITDA: Fourth-quarter 2019 adjusted EBITDA was $139.9 million.

•

Earnings per Share: On a GAAP basis, diluted earnings per share (EPS) in the fourth quarter of 2019 and 2018 were $2.84 and $0.58, respectively. Non-GAAP diluted earnings per share in the fourth quarter of 2019 and 2018 were $0.56 and $0.67, respectively. The weighted average shares outstanding used to calculate fourth-quarter 2019 and 2018 non-GAAP diluted earnings per share were 211 million shares and 174 million shares, respectively. Given the recent share price appreciation, the Company’s $400 million dollars of exchangeable notes are approaching the point at which the Company would be able to redeem them for cash, ordinary shares or a combination of cash and ordinary shares. Based on current expectations, the Company is incorporating the potential conversion of the exchangeable notes into its fourth-quarter and full-year 2019 GAAP and non-GAAP diluted EPS calculations.

Fourth-Quarter Segment Results

Management uses net sales and segment operating income to evaluate the performance of the Company’s two segments, the orphan and rheumatology segment and the inflammation segment. While segment operating income contains certain adjustments to the directly comparable GAAP figures in the Company’s consolidated financial results, it is considered to be prepared in accordance with GAAP for purposes of presenting the Company’s segment operating results. Beginning with the first quarter of 2020, the Company is moving its medicine RAYOS®, which is not an orphan medicine, to the inflammation segment, and the orphan and rheumatology segment is being renamed the orphan segment.

Orphan and Rheumatology Segment

			%			%
(in millions except for percentages)	Q4 19	Q4 18	Change	FY 19	FY 18	Change
KRYSTEXXA®	110.7	83.3	33	342.4	258.9	32
RAVICTI®(1)	68.5	60.2	14	228.8	226.6	1
PROCYSBI®	40.8	40.1	2	161.9	154.9	5
ACTIMMUNE®	28.4	27.5	3	107.3	105.6	2
RAYOS®	19.5	19.8	(1)	78.6	61.1	29
BUPHENYL®(1)	1.6	6.4	(75)	9.8	21.8	(55)
QUINSAIRTM	0.3	0.2	68	0.8	0.5	62
LODOTRA®(1)	—	0.1	NM	—	2.1	NM

Orphan and Rheumatology Net Sales	$269.8	$237.6	14	$929.6	$831.5	12

Orphan and Rheumatology Segment Operating Income	$95.4	$84.8	13	$306.3	$290.0	6

(1)

Beginning in 2019, the Company no longer recognizes revenue from RAVICTI and AMMONAPS sales outside of North America and Japan, nor from sales of LODOTRA. On Dec. 28, 2018, the Company divested the rights to RAVICTI and AMMONAPS outside of North America and Japan. AMMONAPS is known as BUPHENYL in the United States. In addition, effective Jan. 1, 2019, the RAYOS and LODOTRA license and supply agreements were amended, including the transfer of LODOTRA to Vectura Group plc. LODOTRA is known as RAYOS in the United States.

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•

Fourth-quarter 2019 net sales of the orphan and rheumatology segment, the Company’s strategic growth segment, were $269.8 million, an increase of 14 percent over the prior year’s quarter, driven by growth of KRYSTEXXA and RAVICTI.

•	Fourth-quarter 2019 orphan and rheumatology segment operating income was $95.4 million, which includes the impact of investment in TEPEZZA pre-launch activities.

•	For the full-year 2019, KRYSTEXXA net sales of $342.4 million represented a 32 percent year-over-year increase, exceeding expectations.

Inflammation Segment

(in millions except for percentages)	Q4 19	Q4 18	% Change	FY 19	FY 18	% Change
PENNSAID® 2%	57.0	64.3	(11)	200.8	190.2	6
DUEXIS®	26.3	34.0	(23)	115.7	114.7	1
VIMOVO®	10.4	18.8	(45)	52.1	67.6	(23)
MIGERGOT®(1)	—	0.8	NM	1.8	3.6	(49)

Inflammation Net Sales	$93.7	$117.9	(21)	$370.4	$376.1	(2)

Inflammation Segment Operating Income	$44.0	$66.2	(33)	$174.9	$160.4	9

(1)	In June 2019, the Company divested the rights to MIGERGOT.

•	Fourth-quarter 2019 net sales of the inflammation segment were $93.7 million and segment operating income was $44.0 million.

Cash Flow Statement and Balance Sheet Highlights

•

On a GAAP basis, operating cash flow was $191.4 million in the fourth quarter of 2019 and $426.3 million for the full year of 2019. Non-GAAP operating cash flow was $192.0 million in the fourth quarter of 2019 and $446.4 million for the full year of 2019.

•	The Company had cash and cash equivalents of $1.076 billion as of Dec. 31, 2019.

•

As of Dec. 31, 2019, the total principal amount of debt outstanding was $1.418 billion, consisting of $418 million in senior secured term loans due 2026, $600 million of senior notes due 2027 and $400 million of exchangeable senior notes due 2022. As of Dec. 31, 2019, net debt was $341.7 million and the net-debt-to-last-12-months adjusted EBITDA leverage (net leverage) ratio was 0.7 times, compared to 2.3 times at Dec. 31, 2018.

2020 Guidance

The Company expects full-year 2020 net sales to range between $1.40 billion and $1.42 billion, reflecting KRYSTEXXA full-year net sales growth of more than 25 percent and TEPEZZA full-year net sales of $30 million to $40 million. Full-year 2020 adjusted EBITDA is expected to range between $485 million and $500 million, reflecting significant investment in the U.S. launch of TEPEZZA and R&D pipeline programs to drive long-term growth.

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Webcast

At 8 a.m. EST / 1 p.m. IST today, the Company will host a live webcast to review its financial and operating results and provide a general business update. The live webcast and a replay may be accessed at http://ir.horizontherapeutics.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. A replay of the webcast will be available approximately two hours after the live webcast.

About Horizon

Horizon is focused on researching, developing and commercializing medicines that address critical needs for people impacted by rare and rheumatic diseases. Our pipeline is purposeful: we apply scientific expertise and courage to bring clinically meaningful therapies to patients. We believe science and compassion must work together to transform lives. For more information on how we go to incredible lengths to impact lives, please visit www.horizontherapeutics.com, follow us @HorizonNews on Twitter, like us on Facebook or explore career opportunities on LinkedIn.

Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are used and provided by Horizon as non-GAAP financial measures. Horizon provides certain other financial measures such as non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit and gross profit ratio, non-GAAP operating expenses, non-GAAP operating income, non-GAAP tax rate, non-GAAP operating cash flow, net leverage ratio and net debt, each of which include adjustments to GAAP figures. These non-GAAP measures are intended to provide additional information on Horizon’s performance, operations, expenses, profitability and cash flows. Adjustments to Horizon’s GAAP figures as well as EBITDA exclude acquisition and/or divestiture-related expenses, charges related to the discontinuation of ACTIMMUNE development for Friedreich’s ataxia, gain or loss from sale of assets, upfront, progress and milestone payments related to license and collaboration agreements, litigation settlements, loss on debt extinguishment, costs of debt refinancing, drug manufacturing harmonization costs, restructuring and realignment costs, the income tax effect on pre-tax non-GAAP adjustments and other non-GAAP income tax adjustments, as well as non-cash items such as share-based compensation, depreciation and amortization, non-cash interest expense, long-lived asset impairment charges and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon maintains an established non-GAAP cost policy that guides the determination of what costs will be excluded in non-GAAP measures. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial and operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s historical and expected 2020 financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. For example, adjusted EBITDA is used by Horizon as one measure of management performance under certain incentive compensation arrangements. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon has not provided a reconciliation of its full-year 2020 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items such as acquisition/divestiture-related expenses and share-based compensation that are a component of net income (loss) cannot be reasonably projected due to the significant impact of changes in Horizon’s stock price, the variability associated with the size or timing of acquisitions/divestitures and other factors. These components of net income (loss) could significantly impact Horizon’s actual net income (loss).

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Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon’s full-year 2020 net sales and adjusted EBITDA guidance; expected financial performance and operating results in future periods, including potential growth in net sales of certain of Horizon’s medicines; development plans; expected timing of clinical trials, studies and regulatory submissions; potential market opportunity for and benefits of Horizon’s medicines and medicine candidates; and business and other statements that are not historical facts. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon’s actual future financial and operating results may differ from its expectations or goals; Horizon’s ability to grow net sales from existing medicines; the availability of coverage and adequate reimbursement and pricing from government and third-party payers; risks relating to Horizon’s ability to successfully implement its business strategies; risks inherent in developing novel medicine candidates and existing medicines for new indications; risks associated with regulatory approvals; risks in the ability to recruit, train and retain qualified personnel; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon operates and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon’s filings and reports with the SEC. Horizon undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information.

Contacts:

Investors:

Tina Ventura

Senior Vice President,

Investor Relations

investor-relations@horizontherapeutics.com

Ruth Venning

Executive Director,

Investor Relations

investor-relations@horizontherapeutics.com

U.S. Media:

Geoff Curtis

Executive Vice President,

Corporate Affairs & Chief Communications Officer

media@horizontherapeutics.com

Ireland Media:

Ray Gordon

Gordon MRM

ray@gordonmrm.ie

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Horizon Therapeutics plc

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(Unaudited)
Net sales	$363,545	$355,543	$1,300,029	$1,207,570
Cost of goods sold	94,921	98,599	362,175	391,301

Gross profit	268,624	256,944	937,854	816,269

OPERATING EXPENSES:
Research and development	28,558	19,683	103,169	82,762
Selling, general and administrative	185,391	174,628	697,111	692,485
(Gain)/Loss on sale of assets	—	(30,682)	10,963	(42,985)
Impairment of long-lived assets	—	10,847	—	46,096

Total operating expenses	213,949	174,476	811,243	778,358

Operating income	54,675	82,468	126,611	37,911

OTHER EXPENSE, NET:
Interest expense, net	(17,098)	(29,771)	(87,089)	(121,692)
Loss on debt extinguishment	—	—	(58,835)	—
Foreign exchange gain (loss)	58	(111)	33	(192)
Other (expense) income , net	(751)	8	(944)	841

Total other expense, net	(17,791)	(29,874)	(146,835)	(121,043)

Income (Loss) before benefit for income taxes	36,884	52,594	(20,224)	(83,132)
Benefit for income taxes	(555,885)	(49,054)	(593,244)	(44,752)

Net income (loss)	$592,769	$101,648	$573,020	$(38,380)

Earnings (Loss) per ordinary share - basic	$3.16	$0.60	$3.13	$(0.23)

Weighted average ordinary shares outstanding - basic	187,421,561	168,126,924	182,930,109	166,155,405

Earnings (Loss) per ordinary share - diluted	$2.84	$0.58	$2.90	$(0.23)

Weighted average ordinary shares outstanding - diluted	210,953,579	174,230,711	205,224,221	166,155,405

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Horizon Therapeutics plc

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share data)

	As of
	December 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,076,287	$958,712
Restricted cash	3,752	3,405
Accounts receivable, net	408,685	464,730
Inventories, net	53,802	50,751
Prepaid expenses and other current assets	143,577	68,218

Total current assets	1,686,103	1,545,816

Property and equipment, net	30,159	20,101
Developed technology, net	1,698,808	1,945,639
Other intangible assets, net	3,820	4,630
Goodwill	413,669	413,669
Deferred tax assets, net	555,165	3,148
Other assets	48,310	8,959

Total assets	$4,436,034	$3,941,962

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$21,514	$30,284
Accrued expenses	235,234	215,739
Accrued trade discounts and rebates	466,421	457,763
Deferred revenues, current portion	—	4,901

Total current liabilities	723,169	708,687

LONG-TERM LIABILITIES:
Exchangeable notes, net	351,533	332,199
Long-term debt, net of current	1,001,308	1,564,485
Deferred tax liabilities, net	94,247	107,768
Other long-term liabilities	80,328	38,717

Total long-term liabilities	1,527,416	2,043,169

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 nominal value; 600,000,000 and 300,000,000 shares authorized at December 31, 2019 and December 31, 2018, respectively 188,402,040 and 169,244,520 shares issued at December 31, 2019 and December 31, 2018, respectively, and 188,017,674 and 168,860,154 shares outstanding at December 31, 2019 and December 31, 2018, respectively	19	17
Treasury stock, 384,366 ordinary shares at December 31, 2019 and December 31, 2018	(4,585)	(4,585)
Additional paid-in capital	2,797,602	2,374,966
Accumulated other comprehensive loss	(1,905)	(1,523)
Accumulated deficit	(605,682)	(1,178,769)

Total shareholders’ equity	2,185,449	1,190,106

Total liabilities and shareholders’ equity	$4,436,034	$3,941,962

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Horizon Therapeutics plc

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$592,769	$101,648	$573,020	$(38,380)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	59,821	62,624	237,157	249,759
Equity-settled share-based compensation	24,149	27,878	91,215	114,860
Impairment of long-lived assets	—	10,847	—	46,096
Loss on debt extinguishment	—	—	58,835	—
Amortization of debt discount and deferred financing costs	5,533	5,872	22,602	22,751
(Gain)/Loss on sale of assets	—	(30,682)	10,963	(42,985)
Deferred income taxes	(573,840)	(66,136)	(565,537)	(64,491)
Foreign exchange and other adjustments	2	92	574	332
Changes in operating assets and liabilities:
Accounts receivable	(11,996)	(73,757)	56,166	(59,697)
Inventories	4,737	2,378	(3,268)	10,280
Prepaid expenses and other current assets	(708)	10,213	(72,763)	(25,313)
Accounts payable	(5,385)	(34,712)	(8,723)	(4,593)
Accrued trade discounts and rebates	61,832	98,136	8,591	(44,028)
Accrued expenses	30,379	5,202	19,788	40,787
Deferred revenues	—	(1,858)	(4,901)	(395)
Other non-current assets and liabilities	4,087	(9,038)	2,613	(10,440)

Net cash provided by operating activities	191,380	108,707	426,332	194,543

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(6,532)	(3,890)	(17,857)	(4,771)
Change in escrow deposit for property purchase	(6,000)	—	(6,000)	—
Proceeds from sale of assets	—	35,000	6,000	44,424
Payment related to license agreement	—	—	—	(12,000)

Net cash (used in) provided by investing activities	(12,532)	31,110	(17,857)	27,653

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of senior notes	—	—	590,057	—
Repayment of senior notes	—	—	(814,420)	—
Net proceeds from the issuance of ordinary shares	—	—	326,793	—
Repayment of term loans	(418,026)	(818,026)	(1,336,207)	(845,749)
Net proceeds from term loans	418,026	818,026	935,404	818,026
Contingent consideration proceeds from divestiture	—	—	3,297	—
Proceeds from the issuance of ordinary shares in conjunction with ESPP program	5,849	3,900	11,317	8,610
Proceeds from the issuance of ordinary shares in connection with stock option exercises	8,646	7,219	24,882	16,972
Payment of employee withholding taxes relating to share-based awards	(2,109)	(1,573)	(31,569)	(14,455)

Net cash provided by (used in) financing activities	12,386	9,546	(290,446)	(16,596)

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	1,095	(692)	(107)	(1,380)

Net increase in cash, cash equivalents and restricted cash	192,329	148,671	117,922	204,220
Cash, cash equivalents and restricted cash, beginning of the period(1)	887,710	813,446	962,117	757,897

Cash, cash equivalents and restricted cash, end of the period(1)	$1,080,039	$962,117	$1,080,039	$962,117

(1)	Amounts include restricted cash balance in accordance with ASU No. 2016-18. Cash and cash equivalents excluding restricted cash are shown on the balance sheet.

Horizon Therapeutics plc	11

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Net Income and Earnings Per Share (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
GAAP net income (loss)	$592,769	$101,648	$573,020	$(38,380)
Non-GAAP adjustments:
Acquisition/divestiture-related costs	942	(1,710)	3,556	4,396
Restructuring and realignment costs	204	462	237	15,350
Amortization and step-up:
Intangible amortization expense	57,662	61,125	230,424	243,634
Inventory step-up expense	—	99	89	17,312
Amortization of debt discount and deferred financing costs	5,533	5,872	22,602	22,752
Impairment of long-lived assets	—	10,847	—	46,096
(Gain)/Loss on sale of assets	—	(30,682)	10,963	(42,985)
Share-based compensation	24,149	27,878	91,215	114,860
Depreciation	2,159	1,499	6,733	6,126
Litigation settlements	—	—	1,000	5,750
Upfront, progress and milestone payments related to license and collaboration agreements	—	—	9,073	(10)
Fees related to refinancing activities	855	854	2,292	937
Loss on debt extinguishment	—	—	58,835	—
Drug substance harmonization costs	63	1,275	457	2,855
Charges relating to discontinuation of Friedreich’s ataxia program	(145)	(2,940)	1,076	(1,464)

Total of pre-tax non-GAAP adjustments	91,422	74,579	438,552	435,609
Income tax effect of pre-tax non-GAAP adjustments	(14,277)	(57,961)	(66,568)	(45,186)
Other non-GAAP income tax adjustments	(553,334)	(1,499)	(554,786)	(37,392)

Total of non-GAAP adjustments	(476,189)	15,119	(182,802)	353,031

Non-GAAP Net Income	$116,580	$116,767	$390,218	$314,651

Non-GAAP Earnings Per Share:

Weighted average ordinary shares - Basic	187,421,561	168,126,924	182,930,109	166,155,405

Non-GAAP Earnings Per Share - Basic:
GAAP earnings (loss) per share - Basic	$3.16	$0.60	$3.13	$(0.23)
Non-GAAP adjustments	(2.54)	0.09	(1.00)	2.12

Non-GAAP earnings per share - Basic	$0.62	$0.69	$2.13	$1.89

Non-GAAP Net Income	$116,580	$116,767	$390,218	$314,651
Effect of assumed conversion of Exchangeable Senior Notes, net of tax	1,875	—	7,500	—

Numerator - non-GAAP Net Income	$118,455	$116,767	$397,718	$314,651

Weighted average ordinary shares - Diluted
Weighted average ordinary shares - Basic	187,421,561	168,126,924	182,930,109	166,155,405
Ordinary share equivalents	23,532,018	6,103,787	22,294,112	5,393,514

Denominator - Weighted average ordinary shares - Diluted	210,953,579	174,230,711	205,224,221	171,548,919

Non-GAAP Earnings Per Share - Diluted
GAAP earnings (loss) per share - Diluted	$2.84	$0.58	$2.90	$(0.23)
Non-GAAP adjustments	(2.28)	0.09	(0.96)	2.12
Diluted earnings per share effect of ordinary share equivalents	—	—	—	(0.06)

Non-GAAP earnings per share - Diluted	$0.56	$0.67	$1.94	$1.83

Horizon Therapeutics plc	12

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

EBITDA (Unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
GAAP net income (loss)	$592,769	$101,648	$573,020	$(38,380)
Depreciation	2,159	1,499	6,733	6,126
Amortization and step-up:
Intangible amortization expense	57,662	61,125	230,424	243,634
Amortization of deferred revenue	—	—	—	—
Inventory step-up expense	—	99	89	17,312
Interest expense, net (including amortization of debt discount and deferred financing costs)	17,098	29,771	87,089	121,692
Benefit for income taxes	(555,885)	(49,054)	(593,244)	(44,752)

EBITDA	$113,803	$145,088	$304,111	$305,632

Other non-GAAP adjustments:
Acquisition/divestiture-related costs	942	(1,710)	3,556	4,396
Restructuring and realignment costs	204	462	237	15,350
Impairment of long-lived assets	—	10,847	—	46,096
(Gain)/Loss on sale of assets	—	(30,682)	10,963	(42,985)
Share-based compensation	24,149	27,878	91,215	114,860
Litigation settlements	—	—	1,000	5,750
Upfront, progress and milestone payments related to license and collaboration agreements	—	—	9,073	(10)
Fees related to refinancing activities	855	854	2,292	937
Loss on debt extinguishment	—	—	58,835	—
Drug substance harmonization costs	63	1,275	457	2,855
Charges relating to discontinuation of Friedreich’s ataxia program	(145)	(2,940)	1,076	(1,464)

Total of other non-GAAP adjustments	26,068	5,984	178,704	145,785

Adjusted EBITDA	$139,871	$151,072	$482,815	$451,417

Horizon Therapeutics plc	13

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Operating Income (Unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
GAAP operating income	$54,675	$82,468	$126,611	$37,911
Non-GAAP adjustments:
Acquisition/divestiture-related costs	(200)	(1,972)	1,032	3,989
Restructuring and realignment costs	204	462	237	15,350
Amortization and step-up:
Intangible amortization expense	57,662	61,125	230,424	243,634
Inventory step-up expense	—	99	89	17,312
Impairment of long-lived assets	—	10,847	—	46,096
(Gain)/Loss on sale of assets	—	(30,682)	10,963	(42,985)
Share-based compensation	24,149	27,878	91,215	114,860
Depreciation	2,159	1,499	6,733	6,126
Litigation settlements	—	—	1,000	5,750
Upfront, progress and milestone payments related to license and collaboration agreements	—	—	9,073	90
Fees related to refinancing activities	855	854	2,292	937
Drug substance harmonization costs	63	1,275	457	2,855
Charges relating to discontinuation of Friedreich’s ataxia program	(145)	(2,940)	1,076	(1,464)

Total of non-GAAP adjustments	84,747	68,445	354,591	412,550

Non-GAAP operating income	$139,422	$150,913	$481,202	$450,461

Orphan and Rheumatology segment operating income	95,388	84,761	306,333	290,014
Inflammation segment operating income	44,034	66,152	174,869	160,447

Total segment operating income	$139,422	$150,913	$481,202	$450,461
Foreign exchange (loss)/gain	58	(111)	33	(192)
Other income, net	391	270	1,580	1,148

Adjusted EBITDA	$139,871	$151,072	$482,815	$451,417

Horizon Therapeutics plc	14

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Gross Profit and Operating Cash Flow (Unaudited)

(in thousands, except percentages)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Non-GAAP Gross Profit:

GAAP gross profit	$268,624	$256,944	$937,854	$816,269
Non-GAAP gross profit adjustments:
Acquisition/divestiture-related costs	—	(728)	1,115	(900)
Intangible amortization expense	57,458	60,921	229,614	242,823
Inventory step-up expense	—	99	89	17,312
Share-based compensation	927	932	3,818	3,699
Depreciation	155	171	630	700
Drug substance harmonization costs	63	1,275	457	2,855
Charges relating to discontinuation of Friedreich’s ataxia program	(145)	(2,940)	1,076	(1,551)

Total of Non-GAAP adjustments	58,458	59,730	236,799	264,938

Non-GAAP gross profit	$327,082	$316,674	$1,174,653	$1,081,207

GAAP gross profit %	73.9%	72.3%	72.1%	67.6%
Non-GAAP gross profit %	90.0%	89.1%	90.4%	89.5%

GAAP cash provided by operating activities	$191,380	$108,707	$426,332	$194,543
Cash payments for acquisition/divestiture-related costs	—	1,065	583	8,918
Cash payments for restructuring and realignment costs	200	2,767	3,464	11,801
Cash payments for litigation settlements	—	—	1,000	5,750
Cash payments for upfront, progress and milestone payments related to license and collaboration agreement	—	—	9,073	175
Cash payments drug substance harmonization costs	67	1,718	1,052	7,661
Cash payments for discontinuation of Friedreich’s ataxia program	—	—	2,589	3,399
Cash payments relating to refinancing activities	369	883	2,287	941

Non-GAAP operating cash flow	$192,016	$115,140	$446,380	$233,188

Horizon Therapeutics plc	15

Horizon Therapeutics plc

Net Debt Reconciliation (Unaudited)

(in thousands)

	As of
	December 31, 2019	December 31, 2018
Long-term debt, net of current	$1,001,308	$1,564,485
Exchangeable notes, net	351,533	332,199

Total Debt	1,352,841	1,896,684
Debt discount	59,922	87,038
Deferred financing fees	5,263	9,304

Total Principal Amount of Debt	1,418,026	1,993,026
Less: cash and cash equivalents	1,076,287	958,712

Net Debt	$341,739	$1,034,314

Horizon Therapeutics plc	16

Horizon Therapeutics plc

GAAP to Non-GAAP Tax Rate Reconciliation (Unaudited)

(in millions, except percentages and per share amounts)

	Q4 2019
	Pre-tax Net	Income Tax		Net Income	Diluted Earnings
	(Loss) Income	(Benefit)	Tax Rate	(Loss)	(Loss) Per Share
As reported - GAAP	$36.9	$(555.9)	(1507.0)%	$592.8	$2.84
Non-GAAP adjustments	91.4	567.6		(476.2)

Non-GAAP	$128.3	$11.7	9.1%	$116.6	$0.56

	Q4 2018
	Pre-tax Net	Income Tax		Net Income	Diluted Earnings
	(Loss) Income	(Benefit)	Tax Rate	(Loss)	(Loss) Per Share
As reported - GAAP	$52.6	$(49.1)	(93.3)%	$101.7	$0.58
Non-GAAP adjustments	74.6	59.5		15.1

Non-GAAP	$127.2	$10.4	8.2%	$116.8	$0.67

	FY 2019
	Pre-tax Net	Income Tax		Net Income	Diluted Earnings
	(Loss) Income	(Benefit)	Tax Rate	(Loss)	(Loss) Per Share
As reported - GAAP	$(20.2)	$(593.2)	2933.0%	$573.0	$2.90
Non-GAAP adjustments	438.6	621.4		(182.8)

Non-GAAP	$418.3	$28.2	6.7%	$390.2	$1.94

	FY 2018
	Pre-tax Net	Income Tax		Net Income	Diluted Earnings
	(Loss) Income	(Benefit)	Tax Rate	(Loss)	(Loss) Per Share
As reported - GAAP	$(83.1)	$(44.8)	53.8%	$(38.3)	$(0.23)
Non-GAAP adjustments	435.6	82.6		353.0

Non-GAAP	$352.5	$37.8	10.7%	$314.7	$1.83

Horizon Therapeutics plc	17

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended December 31, 2019

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Loss on Debt Extinguishment	Interest Expense	Other Expense	Income Tax Benefit (Expense)
GAAP as reported	$(94,921)	$(28,558)	$(185,391)	$—	$(17,098)	$(751)	$555,885
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	—	(184)	(19)	—	—	1,145	—
Restructuring and realignment costs(2)	—	—	204	—	—	—	—
Amortization and step-up:
Intangible amortization expense(3)	57,458	—	204	—	—	—	—
Amortization of debt discount and deferred financing costs(4)	—	—	—	—	5,533	—	—
Share-based compensation(5)	927	2,186	21,036	—	—	—	—
Depreciation(6)	155	13	1,991	—	—	—	—
Fees related to refinancing activities(7)	—	—	855	—	—	—	—
Drug substance harmonization costs(8)	63	—	—	—	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(9)	(145)	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(10)	—	—	—	—	—	—	(14,277)
Other non-GAAP income tax adjustments(11)	—	—	—	—	—	—	(553,334)

Total of non-GAAP adjustments	58,458	2,015	24,271	—	5,533	1,145	(567,611)

Non-GAAP	$(36,463)	$(26,543)	$(161,120)	$—	$(11,565)	$394	$(11,726)

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended December 31, 2018

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Impairment of Long-Lived Assets	Loss/(Gain) on Sale of Assets	Interest Expense	Other Income, net	Income Tax Benefit (Expense)
GAAP as reported	$(98,599)	$(19,683)	$(174,628)	$(10,847)	$30,682	$(29,771)	$8	$49,054
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	(728)	(1,206)	(38)	—	—	—	262	—
Restructuring and realignment costs(2)	—	—	462	—	—	—	—	—
Amortization and step-up:
Intangible amortization expense(3)	60,921	—	204	—	—	—	—	—
Inventory step-up expense(12)	99	—	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(4)	—	—	—	—	—	5,872	—	—
Impairment of long lived assets(13)	—	—	—	10,847	—	—	—	—
(Gain)/Loss on sale of assets(14)	—	—	—	—	(30,682)	—	—	—
Share-based compensation(5)	932	2,182	24,764	—	—	—	—	—
Depreciation(6)	171	—	1,328	—	—	—	—	—
Fees related to refinancing activities(7)	—	—	854	—	—	—	—	—
Drug substance harmonization costs(8)	1,275	—	—	—	—	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(9)	(2,940)	—	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(10)	—	—	—	—	—	—	—	(57,961)
Other non-GAAP income tax adjustments(11)	—	—	—	—	—	—	—	(1,499)

Total of non-GAAP adjustments	59,730	976	27,574	10,847	(30,682)	5,872	262	(59,460)

Non-GAAP	$(38,869)	$(18,707)	$(147,054)	—	—	$(23,899)	$270	$(10,406)

Horizon Therapeutics plc	18

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Twelve Months Ended December 31, 2019

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Loss/(Gain) on Sale of Assets	Interest Expense	Other Expense	Loss on Debt Extinguishment	Income Tax Benefit (Expense)
GAAP as reported	$(362,175)	$(103,169)	$(697,111)	$(10,963)	$(87,089)	$(944)	$(58,835)	$593,244
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	1,115	(184)	101	—	—	2,524	—	—
Restructuring and realignment costs(2)	—	—	237	—	—	—	—	—
Amortization and step-up:
Intangible amortization expense(3)	229,614	—	810	—	—	—	—	—
Inventory step-up expense(12)	89	—	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(4)	—	—	—	—	22,602	—	—	—
(Gain)/Loss on sale of assets(14)	—	—	—	10,963	—	—	—	—
Share-based compensation(5)	3,818	9,117	78,280	—	—	—	—	—
Depreciation(6)	630	13	6,090	—	—	—	—	—
Litigation settlements(15)	—	—	1,000	—	—	—	—	—
Upfront, progress and milestone payments related to license and collaboration agreements(16)	—	9,073	—	—	—	—	—	—
Fees related to refinancing activities(7)	—	—	2,292	—	—	—	—	—
Loss on debt extinguishment(17)	—	—	—	—	—	—	58,835	—
Drug substance harmonization costs(8)	457	—	—	—	—	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(9)	1,076	—	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(10)	—	—	—	—	—	—	—	(66,568)
Other non-GAAP income tax adjustments(11)	—	—	—	—	—	—	—	(554,786)

Total of non-GAAP adjustments	236,799	18,019	88,810	10,963	22,602	2,524	58,835	(621,354)

Non-GAAP	$(125,376)	$(85,150)	$(608,301)	$—	$(64,487)	$1,580	$—	$(28,110)

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Twelve Months Ended December 31, 2018

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Impairment of Long-Lived Assets	Loss/(Gain) on Sale of Assets	Interest Expense	Other Income	Income Tax Benefit (Expense)
GAAP as reported	$(391,301)	$(82,762)	$(692,485)	$(46,096)	$42,985	$(121,692)	841	$44,752
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	(900)	459	4,430	—	—	—	407	—
Restructuring and realignment costs(2)			15,350	—	—	—	—	—
Amortization and step-up:
Intangible amortization expense(3)	242,823	—	811	—	—	—	—	—
Inventory step-up expense(12)	17,312	—	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(4)	—	—	—	—	—	22,752		—
Impairment of long lived assets(13)	—	—	—	46,096	—	—	—	—
(Gain)/Loss on sale of assets(14)	—	—	—	—	(42,985)	—	—	—
Share-based compensation(5)	3,699	8,880	102,281	—	—	—	—	—
Depreciation(6)	700	—	5,426	—	—	—	—	—
Litigation settlements(15)	—	—	5,750	—	—	—	—	—
Upfront, progress and milestone payments related to license and collaboration agreements(16)	—	90	—	—	—	—	(100)	—
Fees related to refinancing activities(7)	—	—	937	—	—	—	—	—
Drug substance harmonization costs(8)	2,855	—	—	—	—	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(9)	(1,551)	87	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(10)	—	—	—	—	—	—	—	(45,186)
Other non-GAAP income tax adjustments(11)	—	—	—	—	—	—	—	(37,392)

Total of non-GAAP adjustments	264,938	9,516	134,985	46,096	(42,985)	22,752	307	(82,578)

Non-GAAP	$(126,363)	$(73,246)	$(557,500)	$—	$—	$(98,940)	$1,148	$(37,826)

Horizon Therapeutics plc	19

NOTES FOR CERTAIN INCOME STATEMENT LINE ITEMS - NON-GAAP

1.

Represents expenses, including legal and consulting fees, incurred in connection with our acquisitions and divestitures. Costs recovered from subleases of acquired facilities and reimbursed expenses incurred under transition arrangements for divestitures are also reflected in this line item.

2.	Represents expenses, including severance costs and consulting fees, related to restructuring and realignment activities.

3.

Intangible amortization expenses are associated with our intellectual property rights, developed technology and customer relationships related to KRYSTEXXA, RAVICTI, PROCYSBI, ACTIMMUNE, RAYOS, BUPHENYL, LODOTRA, PENNSAID 2%, VIMOVO and MIGERGOT.

4.	Represents amortization of debt discount and deferred financing costs associated with our debt.

5.

Represents share-based compensation expense associated with our stock option, restricted stock unit and performance stock unit grants to our employees and non-employee directors and our employee share purchase plan.

6.	Represents depreciation expense related to our property, equipment, software and leasehold improvements.

7.	Represents arrangement and other fees relating to our refinancing activities.

8.

During the year ended December 31, 2016, we entered into a definitive agreement to acquire certain rights to interferon gamma-1b, marketed as IMUKIN in an estimated thirty countries primarily in Europe and the Middle East, or the IMUKIN purchase agreement. We already owned the rights to interferon gamma-1b marketed as ACTIMMUNE in the United States, Canada and Japan. In connection with the IMUKIN purchase agreement, we also committed to pay our contract manufacturer certain amounts related to the harmonization of the manufacturing processes for ACTIMMUNE and IMUKIN drug substance, or the harmonization program. At the time we entered into the IMUKIN purchase agreement and the harmonization program commitment was made, we had anticipated achieving certain benefits should the Phase 3 clinical trial evaluating ACTIMMUNE for the treatment of Friedreich’s ataxia, or FA, be successful. If the trial had been successful and if U.S. marketing approval had subsequently been obtained, we had forecasted significant increases in demand for the medicine and the harmonization program would have resulted in significant benefits for us. Following our discontinuation of the FA program, we determined that certain assets, including an upfront payment related to the IMUKIN purchase agreement, were impaired, and the costs under the harmonization program would no longer have benefit to us and should be expensed as incurred.

Horizon Therapeutics plc	20

9.

During the year ended December 31, 2019, we recorded charges related to the FA discontinuation of $1.1 million, primarily due to the remeasurement of an inventory purchase commitment liability. During the year ended December 31, 2018, we recorded a reduction to previously incurred charges relating to the FA discontinuation of $1.5 million reflecting lower costs to discontinue the clinical trial than previously anticipated.

10.

Income tax adjustments on pre-tax non-GAAP adjustments represent the estimated income tax impact of each pre-tax non-GAAP adjustment based on the statutory income tax rate of the applicable jurisdictions for each non-GAAP adjustment.

11.

Other non-GAAP income tax adjustments during the year ended December 31, 2019, primarily reflect a tax benefit of $553.3 million resulting from an intra-company transfer of intellectual property assets to an Irish subsidiary.

Other non-GAAP income tax adjustments during the year ended December 31, 2018, reflect the impact of the deferred tax asset reinstatement in accordance with SAB 118, that was a $37.4 million increase to our benefit for income taxes and a corresponding decrease to the U.S. group net deferred tax liability position. Following Notice 2018-28 that was issued by the U.S. Treasury Department and the U.S. Internal Revenue Service during the year ended December 31, 2018 and in accordance with the measurement period provisions under SAB 118, we reinstated the deferred tax asset related to our U.S. interest expense carry forwards under Section 163(j) of the Internal Revenue Code based on the revised U.S. federal tax rate of 21 percent.

12.	During the year ended December 31, 2018, we recognized in cost of goods sold $17.3 million for inventory step-up expense primarily related to KRYSTEXXA inventory sold.

13.

Impairment of long-lived assets during the year ended December 31, 2018, primarily relates to the write-off of the book value of developed technology related to PROCYSBI in Canada and Latin America and LODOTRA.

14.	During the year ended December 31, 2019, we recorded a loss of $11.0 million on the sale of our rights to MIGERGOT.

During the year ended December 31, 2018, we completed the IMUKIN sale for cash proceeds of $9.5 million, with a potential additional contingent consideration payment and we recorded a gain of $12.3 million on the sale. The contingent consideration payment of €3.0 million ($3.3 million when converted using a Euro-to-Dollar exchange rate at the date of receipt of 1.0991) was received in September 2019. Additionally, during the year ended December 31, 2018, we sold our rights to RAVICTI and AMMONAPS outside of North America and Japan to Medical Need Europe AB, and we recorded a gain of $30.7 million.

15.	We recorded $1.0 million and $5.8 million of expense during the years ended December 31, 2019 and 2018, respectively, for litigation settlements.

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16.

During the year ended December 31, 2019, we recorded upfront, progress and milestone payments related to license and collaboration agreements of $9.1 million which was composed of a $3.0 million milestone payment to Roche relating to the TEPEZZA BLA submission to the FDA during the third quarter of 2019, and an upfront cash payment of $2.0 million and a progress payment of $4.0 million in relation to the collaboration agreement with HemoShear.

17.

During the year ended December 31, 2019, we recorded a loss on debt extinguishment of $58.8 million in the consolidated statements of comprehensive income (loss), which reflected the early redemption premiums and the write-off of the deferred financing fees and debt discount fees related to the prepayment of $775.0 million of our 2023 Senior Notes and 2024 Senior Notes and the write-off of the deferred financing fees and debt discount fees related to the $400.0 million of term loan repayments.

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